Exhibit 8.1
Principal subsidiaries
The following is a list of Ternium’s subsidiaries at December 31, 2009.

			Percentage of ownership at
	Country of		December 31,
Company	Organization	Main activity	2009	2008	2007
Ternium S.A.	Luxembourg	Holding of investments in flat and long steel manufacturing and distributing companies	100.00%	100.00%	100.00%
Hylsamex S.A. de C.V. (1)	Mexico	Holding company	—	—	88.23%
Siderar S.A.I.C	Argentina	Manufacturing and selling of flat steel products	60.94%	60.93%	60.93%
Sidor C.A. (2)	Venezuela	Manufacturing and selling of steel products	—	—	56.38%
Ternium Internacional S.A.	Uruguay	Holding company and marketing of steel products	100.00%	100.00%	100.00%
Ylopa — Servicos de Consultadoria Lda. (3)	Portugal	Participation in the debt restructuring process of Amazonia and Sidor C.A.	94.38%	94.38%	95.66%
Consorcio Siderurgia Amazonia S.L.U. (formerly Consorcio Siderurgia Amazonia Ltd.) (4)	Spain	Holding of investments in Venezuelan steel companies	94.38%	94.38%	94.38%
Ternium Procurement S.A. (formerly Alvory S.A.)	Uruguay	Holding of investment in procurement services companies	100.00%	100.00%	100.00%
Comesi San Luis S.A.I.C. (5)	Argentina	Production of cold or hot rold prepainted, formed and skelped steel sheets	—	—	61.32%
Impeco S.A. (6)	Argentina	Manufacturing of pipe products	60.97%	60.96%	60.93%
Inversiones Basilea S.A. (7)	Chile	Purchase and sale of real estate and other	60.94%	60.93%	60.93%
Prosid Investments S.C.A.(7)	Uruguay	Holding company	60.94%	60.93%	60.93%
Ternium Internacional España S.L.U. (7)	Spain	Marketing of steel products	100.00%	100.00%	100.00%
Ternium International Ecuador S.A. (9)	Ecuador	Marketing of steel products	100.00%	100.00%	100.00%
Ternium International USA Corporation (9)	USA	Marketing of steel products	100.00%	100.00%	100.00%
Ternium Internationaal B.V. (9)	Netherlands	Marketing of steel products	100.00%	100.00%	100.00%
Ternium Internacional de Colombia S.A. (formerly Imsa Colombia S.A.)	Colombia	Marketing of steel products	100.00%	100.00%	100.00%
Ternium International Inc.	Panama	Marketing of steel products	100.00%	100.00%	100.00%
Hylsa S.A. de C.V. (10)	Mexico	Manufacturing and selling of steel products	88.71%	88.71%	88.23%
Ferropak Comercial S.A. de C.V. (10)	Mexico	Scrap services company	88.71%	88.71%	88.23%
Ferropak Servicios S.A. de C.V. (10)	Mexico	Services	88.71%	88.71%	88.23%
Galvacer America Inc (10)	USA	Distributing company	88.71%	88.71%	88.23%

			Percentage of ownership at
	Country of		December 31,
Company	Organization	Main activity	2009	2008	2007
Galvamet America Corp (10)	USA	Manufacturing and selling of insulates panel products	88.71%	88.71%	88.23%
Transamerica E. & I. Trading Corp (10)	USA	Scrap company	88.71%	88.71%	88.23%
Las Encinas S.A. de C.V. (10)	Mexico	Exploration, explotation and pelletizing of iron ore	88.71%	88.71%	88.23%
Técnica Industrial S.A. de C.V. (10)	Mexico	Services	88.71%	88.71%	88.23%
Consorcio Minero Benito Juarez Peña Colorada S.A.de C.V. (11)	Mexico	Exploration, explotation and pelletizing of iron ore	44.36%	44.36%	44.12%
Peña Colorada Servicios S.A. de C.V. (11)	Mexico	Services	44.36%	44.36%	44.12%
Ternium Treasury Services S.A.	Uruguay	Financial Services	100.00%	100.00%	100.00%
Ternium Treasury Services B.V.	Netherlands	Financial Services	100.00%	100.00%	100.00%
Servicios Integrales Nova de Monterrey S.A. de C.V. (12)	Mexico	Medical and Social Services	66.09%	66.09%	65.73%
Ternium Mexico S.A. de C.V. (formerly Grupo Imsa S.A.B. de C.V.)	Mexico	Holding company	88.71%	88.71%	100.00%
Sefimsa S.A. de C.V. (13)	Mexico	Financial Services	88.71%	88.71%	100.00%
Ecore Holding S. de R.L. de C.V. (13)	Mexico	Holding company	88.71%	88.71%	100.00%
Neotec L.L.C. (13)	USA	Holding company	88.71%	88.71%	100.00%
Treasury Services S.A. de C.V. (formerly Treasury Services L.L.C.)	Mexico	Financial Services	88.71%	88.71%	100.00%
APM, S.A. de C.V. (13)	Mexico	Manufacturing and selling of steel products	88.71%	88.71%	100.00%
Acedor, S.A. de C.V. (13)	Mexico	Holding company	88.71%	88.71%	100.00%
Empresas Stabilit S.A. de C.V. (13)	Mexico	Holding company	88.71%	88.71%	100.00%
Acerus S.A. de C.V. (13)	Mexico	Manufacturing and selling of steel products	88.71%	88.71%	100.00%
Imsa Monclova S.A. de C.V. (13)	Mexico	Services	88.71%	88.71%	100.00%
Ternium Internacional Guatemala S.A. (formerly Industrias Monterrey S.A.) (13)	Guatemala	Manufacturing and selling of steel products	88.71%	88.71%	100.00%
Corporativo Grupo Imsa S.A. de C.V. (13)	Mexico	Services	88.71%	88.71%	100.00%

			Percentage of ownership at
	Country of		December 31,
Company	Organization	Main activity	2009	2008	2007
Ternium USA Inc. (formerly Imsa Holding Inc.) (13)	USA	Holding company	88.71%	88.71%	100.00%
Ternium Guatemala S.A. (formerly Industria Galvanizadora S.A.) (13)	Guatemala	Manufacturing and selling of steel products	88.71%	88.71%	100.00%
Imsa Caribbean Inc. (13)	Puerto Rico	Manufacturing and selling of steel products	88.71%	88.71%	100.00%
Ternium Internacional Nicaragua S.A. (formerly Industria Galvanizadora S.A.) (13)	Nicaragua	Manufacturing and selling of steel products	88.18%	88.09%	99,30%
Ternium Internacional Honduras S.A. de C.V. (formerly Industria Galvanizadora de Honduras S.A. de C.V.) (13)	Honduras	Manufacturing and selling of steel products	88.00%	88.00%	99.20%
Ternium Internacional El Salvador, S.A. de C.V. (formerly Industria Galvanizadora S.A. de C.V.) (13)	El Salvador	Manufacturing and selling of steel products	88.65%	88.65%	99.93%
Ternium Internacional Costa Rica S.A. (formerly Industrias Monterrey S.A) (13)	Costa Rica	Manufacturing and selling of steel products	88.71%	88.71%	100.00%
Dirken Company S.A. (14)	Uruguay	Holding Company	100.00%	100.00%	—
Secor — Servicios Corporativos S.A.	Venezuela	Holding Company	94.38%	93.44%	—
Ternium Brasil S.A.	Brazil	Holding Company	100.00%	100.00%	—
Ternium Engineering & Services S.A.(15)	Uruguay	Engineering and other services	100.00%	—	—
Ternium Ingeniería y Servicios de Argentina S.A. (15)	Argentina	Engineering services	100.00%	—	—
Ternium Ingeniería y Servicios de Mexico S.A. de C.V. (15)	Mexico	Engineering and other services	100.00%	—	—

(1)	Effective April 1, 2008 it was merged with and into Ternium Mexico S.A. de C.V.

(2)	See Note 29 (ii) to our Consolidated Financial Statements as of December 31, 2009.

(3)	Directly (85.62%) and indirectly through Prosid Investments S.C.A. (8.76%). Total voting rights held: 100.00%.

(4)	Indirectly through Ylopa — Servicos de Consultadoría Lda.. Total voting rights held: 100.00%. As of April 25, 2008, this subsidiary was relocated into Spain (formerly Cayman Islands)

(5)	As of December, 2008 it was merged with and into Impeco S.A.

(6)	Indirectly through Siderar S.A.I.C and Ternium Internacional S.A. Total voting rights held 100.00%.

(7)	Indirectly through Siderar S.A.I.C. Total voting rights held 100.00%.

(8)	Indirectly through Dirken Company S.A. Total voting rights held 100.00%

(9)	Indirectly through Ternium Internacional S.A. Total voting rights held 100.00%

(10)	Indirectly through Ternium Mexico S.A. de C.V. Total voting rights held: 99.93%.

(11)	Indirectly through Ternium Mexico S.A. de C.V. Total voting rights held: 50.00%. Consolidated under the proportionate consolidation method.

(12)	Indirectly through Ternium Mexico S.A. de C.V. Total voting rights held: 74.50%.

(13)
Indirectly through Ternium Mexico S.A. de C.V. (see Note 3 to our Consolidated Financial Statements as of December 31, 2009). Effective April 1, 2008 Siderar exchanged all of its shares in Hylsamex for shares in Ternium Mexico S.A. de C.V., thus reducing Ternium’s indirect participation in all of Ternium Mexico’s subsidiaries.

(14)	Incorporated during 2008, as a result of a spin off of Ternium Internacional S.A.

(15)	Incorporated during 2009.